Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jeff Gillenwater

304-369-8500

STATEMENT FROM MASSEY ENERGY ON UPPER BIG BRANCH

JULIAN, WV, April 5, 2010 – Massey Energy Company (NYSE:MEE)

Massey Energy Chairman and CEO Don Blankenship issued the following statement:

“It is with a heavy heart that Massey Energy confirms at this hour 7 dead and 19 miners unaccounted for. However, until we are able to notify next-of-kin, we will not release their names.

“Our top priority is the safety of our miners and the well-being of their families. We are working diligently on rescue efforts and continue to partner with all of the appropriate agencies.

“Our prayers go out to the families of the miners. We want to assure the families of all the miners we are taking every action possible to locate and rescue those still missing,” said Blankenship.

Massey Energy Company, headquartered in Richmond, Virginia, with operations in West Virginia, Kentucky and Virginia, is the largest coal producer in Central Appalachia and is included in the S&P 500 Index.

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